UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 2, 2024 (February 2, 2024)

Chenghe Acquisition Co.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41366	98-1598077
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

38 Beach Road #29-11 South Beach Tower Singapore	189767
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (+65) 9851 8611

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	CHEAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CHEA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 2, 2024, Chenghe Acquisition Co. (the “Company” or “Chenghe”) held an extraordinary general meeting of shareholders (the “Extraordinary Meeting”), at which, holders of 9,664,189 of the Company’s ordinary shares, which represents approximately 85.43 % of the ordinary shares issued and outstanding and entitled to vote as of the record date of December 20, 2023, were represented in person or by proxy.

Set forth below are the proposals voted upon at the Extraordinary Meeting, which are described in more detail in the definitive proxy statement/prospectus filed with the Securities Exchange Commission on January 12, 2024 (the “Proxy Statement/Prospectus”), and the final voting results.

1.	Proposal No. 1 — The Business Combination Proposal. To consider and vote upon, as an ordinary resolution, a proposal to approve and adopt the business combination agreement dated as of July 21, 2023 (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Chenghe, Semilux International Ltd., a Cayman Islands exempted company with limited liability (“CayCo”), SEMILUX LTD., a Cayman Islands exempted company with limited liability and a direct wholly owned subsidiary of CayCo (“Merger Sub”), and Taiwan Color Optics, Inc. (“TCO” and together with CayCo and Merger Sub, the “TCO Parties”), a company incorporated and in existence under the laws of Taiwan with uniform commercial number of 25052644, and approve the transactions contemplated thereby, pursuant to which, among other things, Merger Sub shall be merged with and into Chenghe with Chenghe being the surviving company and as a direct, wholly owned subsidiary of CayCo (the “Merger”), and Chenghe will change its name to “SEMILUX LTD.” (the “Business Combination”).

FOR	AGAINST	ABSTAIN
9,139,144	525,045	0

2.	Proposal No. 2 — The Merger Proposal. To consider and vote upon, as a special resolution, a proposal to approve and adopt the plan of merger to be filed with the Registrar of Companies of the Cayman Islands (the “Plan of Merger”) and approve the transactions contemplated thereby, including, without limitation the Merger.

FOR	AGAINST	ABSTAIN
9,139,144	525,045	0

3.	Proposal No. 3 — The Authorized Share Capital Amendment Proposal. To consider and vote upon, as an ordinary resolution, a proposal to approve, with effect from the effective time of the Merger, the reclassification and re-designation of (a) 500,000,000 issued and unissued Class A ordinary shares of a par value of $0.0001 each to 500,000,000 issued and unissued ordinary shares of a par value of $0.0001 each; (b) 50,000,000 issued and unissued Class B ordinary shares of a par value of $0.0001 each to 50,000,000 issued and unissued ordinary shares of a par value of $0.0001 each; and (c) 5,000,000 authorized but unissued preference shares of a par value of $0.0001 each to 5,000,000 authorized but unissued ordinary shares of a par value of $0.0001 each (the “Re-designation”) so that following such Re-designation, the authorized share capital of Chenghe shall be $55,500 divided into 555,000,000 ordinary shares of a par value of $0.0001 each, and immediately after the Re-designation, the authorized share capital of Chenghe be amended from $55,500 divided into 555,000,000 ordinary shares of a par value of $0.0001 each to $50,000 divided into 500,000,000 ordinary shares of a par value of $0.0001 each by the cancellation of 55,000,000 authorized but unissued ordinary shares of a par value of $0.0001 each.

FOR	AGAINST	ABSTAIN
9,139,134	525,055	0

4.	Proposal No. 4 — The Articles Amendment Proposals. To consider and vote upon, as special resolutions, two separate proposals to approve, with effect from the effective time of the Merger:

(a)	the change of name of Chenghe from “Chenghe Acquisition Co.” to “SEMILUX LTD.”; and

FOR	AGAINST	ABSTAIN
9,139,144	525,045	0

(b)	the amended and restated memorandum and articles of association of SPAC currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the proposed second amended and restated memorandum and articles of association of Chenghe (the “Restated M&A”).

FOR	AGAINST	ABSTAIN
9,139,144	525,045	0

As there were sufficient votes to approve the above proposals, the “Adjournment Proposal” described in the Proxy Statement/Prospectus was not presented to the shareholders.

Item 8.01 Other Events.

On February 1, 2024, Chenghe and the TCO parties agreed that (i) the Sponsor will not execute (and Chenghe will accordingly not provide) the Lock-Up Agreement at the Closing, pursuant to section 4.2(b)(iii) of the Business Combination Agreement, and the TCO Parties agree to waive any rights in respect of the forgoing and release the Sponsor and Chenghe from their respective obligations thereunder), and (ii) waive the closing condition that the Company Acquisition Percentage shall be at least 90.1% at the Closing pursuant to section 8.2(c) of the Business Combination Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chenghe Acquisition Co.

By:	/s/ Shibin Wang
Name:	Shibin Wang
Title:	Chief Executive Officer

Date: February 2, 2024